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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports dated January 22, 2004, incorporated by reference in the Form S-1 Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) dated March 4, 2004, and related to the Registration Statement (Form S-1 No. 333-112258) and the related Prospectus of Endurance Specialty Holdings Ltd. dated March 2, 2004.



/s/ Ernst & Young


Hamilton, Bermuda
March 1, 2004